UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 11, 2018

Lightwave Logic, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-52567	82-049-7368
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

369 Inverness Parkway, Suite 350, Englewood, CO	80112
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (720) 340-4949

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 11, 2018, Lightwave Logic, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “APA”) with BrPhotonics Productos Optoelectrónicos S.A., a legal entity incorporated under the laws of the Federative Republic of Brazil (“BrPhotonics”) and Fundação CPqD - Centro De Pesquisa e Desenvolvimento em Telecomunicações, a private non-profit association, based in the city of Campinas, São Paulo State, in the Federative Republic of Brazil as guarantor, pursuant to which the Company acquired all of the assets of BrPhotonics’ polymer business, including 15 patents. The purchase price for the polymer assets was $350,000, of which $315,000 was paid on closing and $35,000 shall be paid upon delivery of the physical assets. Other than with respect to the APA, there is no material relationship between the Company or its affiliates and any of the parties to the APA.

The foregoing summary of the Asset Purchase Agreement does not purport to be complete, and is qualified in its entirety by the full text of the APA attached hereto as Exhibit 10.1, which is incorporated by reference herein.

Item 2.01 Completion of Acquisition or Disposition of Assets.

See Item 1.01 above.

Item 8.01 Other Events

On June 15, 2018, the Company issued a press release regarding its entry into the APA. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibits:

EXHIBIT NO.	DESCRIPTION	LOCATION
10.1	Asset Purchase Agreement dated June 11, 2018	Filed herewith
99.1	Press Release dated June 15, 2018	Furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2018

LIGHTWAVE LOGIC, INC.

By:	/s/ James S. Marcelli
Name:	James S. Marcelli
Title:	President and Chief Operating Officer